PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
      Champps Americana Restaurant - Columbus, OH (Easton)



THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 31 day of January, 2001, by and between Dwight W. Peterson and Linda R. Peterson, married as joint tenants, (hereinafter called "Peterson"), and AEI Net Lease Income & Growth Fund XX Limited Partnership (hereinafter called "Fund XX") (Peterson, Fund XX (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XX presently owns an undivided 41.7001% interest in and to, and Peterson presently owns an undivided 5.3572% interest in and to, and Thomas L. Nate and Sheila K. Nate presently owns an undivided 4.5788% interest in and to, and Francis E. Quinn and Cecile Ann Quinn, presently owns an undivided 3.1594% interest in and to, and Ralph F. Jansen and Virginia Jansen presently owns an undivided 4.3957% interest in and to, and Scott L. Skogman presently owns an undivided 13.7365% interest in and to, and Neal Goldman presently owns an undivided 4.2927% in and to, and Barbara H. Dohrmann owns an undivided 5.1512% interest in and to, and Shelly Kung presently owns an undivided 5.7235% in and to, and Maricopa Land and Cattle Company presently owns an undivided 4.5788% interest in and to, and Gloria Mayer presently owns an undivided 7.3261% interest in and to the land, situated in the City of Columbus, County of Franklin, and State of Ohio, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Peterson's interest by Fund XX; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Peterson of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

  1. The operation and management of the Premises shall be delegated to Fund XX, or its designated agent, successors or assigns. Provided, however, if Fund XX shall sell all of its interest in the Premises, the duties and obligations of Fund XX respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be



  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)




  bound  by  the  decisions  of  Fund  XX  with  respect  to  all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. Peterson, subject to the limitations and powers of revocation herein expressed, hereby designated Fund XX as its sole and exclusive agent to deal with, and Fund XX retains the sole right to deal with, any property agent or tenant and to monitor and enforce on behalf of Peterson the terms of the present lease of the Premises, including but nor limited to any amendments, consents to assignment, sublet, releases, or modifications to leases or guarantees of lease; subject to the approval of Peterson evidenced by Peterson's written consent, Fund XX shall negotiate and execute re-leases of the Premises upon termination of the present lease of the Premises or negotiate and execute easements affecting the Premises, and propose extraordinary or capital expenditures to the Premises. Until Peterson shall revoke such authority as provided herein, Fund XX or Peterson may obligate Peterson with respect to any ordinary and necessary operating expense for the Premises. However, Fund XX has no right to obtain a loan for which any other Co-Tenant would be liable, nor may Fund XX finance or refinance the Premises by secured by any lien or any pledge of the Premises. Peterson agrees to execute and deliver to Fund XX such written approval of documents approved by Peterson, such approval to take such form as may reasonably required by Fund XX to evidence its authority to sign approved documents on behalf of Peterson.

As further set forth in paragraph 2 hereof, Fund XX agrees to require any lessee of the Premises to name Slogan as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XX shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XX shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.

2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XX may offset against, pay to itself and deduct from any payment due to Peterson under this Agreement, and may pay to itself the amount of Peterson's share of any reasonable expenses of the Premises which are not paid by Peterson to Fund XX or its assigns, within ten (10) days after demand by Fund XX. In the event there is insufficient operating income from which to deduct Peterson's unpaid share of operating expenses, Fund XX may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums and real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by tenant under terms of any lease agreement of the Premises.

Peterson has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XX in the amount of $655.00 for the expenses, direct and indirect, incurred by





  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)



Fund XX in providing Peterson with quarterly accounting and distributions of Peterson's share of net income and for tracking, reporting and assessing the calculation of Peterson's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Peterson authorizes Fund XX to deduct such amount from Peterson's share of revenue from the Premises. Peterson may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XX pursuant to Section 1 hereof. Fund XX may terminate its obligation under this paragraph upon 30 days notice to Peterson prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XX's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XX shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Peterson shall be entitled to receive 5.3572% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each  are  entitled  to  receive proportional  to  its  share  of
ownership  with  respect  to  said  calendar  year  pursuant   to
Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefore from Fund XX, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XX sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon any part of the interest held, or owned, by any other Co-Tenant. All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

  6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-
  Tenant  of written  notice   of  said   default,  or  within  a
  reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

  7. This Co-Tenancy agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until April 16, 2034 or upon the sale





  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)



  of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto.
  Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be given to all known Co-Tenants and deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;



If to Fund XX:

AEI Net Lease Income & Growth Fund XX Limited Partnership
30 East Seventh Street, Suite 1300
St. Paul, MN  55101

If to Peterson:

Dwight W. Peterson
Linda R. Peterson
1344 Wild Horse Point
address
Saratoga Springs, UT  84043
city, state


If to Nate:

Thomas L. Nate
Sheila K. Nate
520 Vistula Terrace West
Mishwaka, IN  46544


If to Quinn:

Francis E. Quinn
Cecile Ann Quinn
510 West 4th Street
Shawano, WI  54166



  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)




If to Jansen:

Ralph F. Jansen
Virginia Jansen
5340 E Yucca Street
Scottsdale, AZ  85254

If to Skogman:

Scott L. Skogman
4808 Stark Road
Cambridge, MN  55008

If to Goldman:

Neal Goldman
5646 Woodlake Avenue
Woodland Hills, CA  91367

If to Dohrmann:

Barbara H. Dohrmann
16437 Sloan Drive
Los Angeles, CA  90049

If to Kung:

Shelley Kung
C/O Sunshine Industrial Corp. Second Floor
No. 75 Chang East Road, Section 1
Taipei 104, Taiwan R.O.C.

If to Maricopa:

Mr. J.W. Gieszl, President
Maricopa Land & Cattle Company, Inc.
5724 Exeter Boulevard
Phoenix, AZ  85018




  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)


If to Mayer:

Gloria Mayer
19309 Beaufain Street
Cornelius, NC  28031



Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.

12. Peterson may, at any time effective upon written notice to Fund XX, revoke the designation of Fund XX as Peterson's agent for the purposes as set forth herein, but may not revoke obligations imposed upon all Co-Tenants as may be so designated as set forth herein, Peterson when revoking Fund XX's agency shall notify Fund XX in writing in accordance with the terms hereof and such revocation shall be effective upon Fund XX's receipt of such written revocation.



  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)










IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.


 Peterson

          By: /s/ Dwight W Peterson
                  Dwight W. Peterson

          By: /s/ Linda R Peterson
                  Linda R. Peterson


          WITNESS:

         /s/ Daniel L Whittenburg

             Daniel L Whittenburg
                (Print Name)







STATE OF UTAH)
                              ) ss
COUNTY OF SALT LAKE )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 23 day of January, 2001, Dwight W. Peterson and Linda R. Peterson, married as joint tenants, who executed the foregoing instrument in said capacity.

                              /s/ J Randall Richards
                                   Notary Public



[notary seal]



  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)









Fund XX   AEI Net Lease Income & Growth Fund XX Limited Partnership

          By: AEI Fund Management XX, Inc., its corporate general partner

          By: /s/ Robert P Johnson
                  Robert P. Johnson, President


          WITNESS:

          /s/ Debra L Achman

              Debra L Achman
              (Print Name)


State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 31 day of January, 2001, Robert P. Johnson, President of AEI Fund Management XX, Inc., corporate general partner of Net Lease Income & Growth Fund XX Limited Partnership who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Heather A Garcia
                                   Notary Public




[notary seal]




          (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)





  Co-Tenant Initial: /s/ DWP  /s/ LP
  Co-Tenancy   Agreement   for  Champps   Americana   Restaurant-
  Columbus, OH (Easton)





                              EXHIBIT "A"

          Situated in the State of Ohio, County of Franklin, City of Columbus, Section 2, Township 1, Range 17, United States Military Lands and being all out of a 3.499 acre residual of Parcel 2 as conveyed to MORSO Holding Co. of record in Official Record 30846G11 (all deed references refer to the records of the Recorder's Office, Franklin County, Ohio) and described as follows:

          Beginning for reference at the centerline intersection of Easton Way with Morse Crossing as dedicated in Plat Book
     86, Pages 56-58;

          thence North 2 18' 27" East, with the centerline of said Morse Crossing, a distance of 1043.69 feet to a point;

          thence North 87 41' 33" West, a distance of 55.00 feet to a point in the westerly right-of-way line of said Morse
     Crossing;

          thence  with  said  westerly  right-of-way  line,   the
     following courses:

          North 2 18' 27" East, a distance of 23.37 feet to a point of curvature;

          With a curve to the right having a central angle of 1 26' 50", a radius of 1055.00 feet, whose chord bears North 3 01' 51" East, a chord distance of 26.65 feet to an iron pin set at the true point of beginning for this description;

          thence with a new division line across said 3.499 acre residual, the following courses:

          North 87 41' 33" West, a distance of 39.98 feet to an iron pin set;
          South 2 18' 27" West, a distance of 11.51 feet to an iron pin set;
          North 87 41' 33" West, a distance of 86.86 feet to an iron pin set;
          North 42 41' 33" West, a distance of 84.15 feet to an iron pin set;
          North 87 41' 33" West, a distance of 19.50 feet to an iron pin set;
          North 2 18' 27" East, a distance of 120.00 feet to an iron pin set'

          North 87 41' 33" West, a distance of 184.50 feet to an iron pin set in an easterly line of a 50.706 acre tract as conveyed to Easton Market Limited Liability Company of record in Official Record 34933B09;

          thence North 2 18' 27" East, with an easterly line of said Easton market tract, a distance of 163.36 feet to an iron pin set at a southeasterly corner thereof;

          thence with a southerly line of said Easton Market tract, the following courses and distances:

          South 80 11' 33" East, a distance of 257.28 feet to an iron pin set at a point of curvature;

          With a curve to the right having a central angle of  27
     45' 35", a radius of 180.00 feet, whose chord bears South 66
     18' 45" East, a chord distance of 86.36 feet to an iron pin set at a point of reverse curvature;

          With  a curve to the left having a central angle of  20
     08' 31", a radius of 220.00 feet, whose chord bears South 62
     30' 13" East, a chord distance of 76.94 feet to an iron pin set at a point of tangency;

          South 72 34' 34" East, a distance of 7.17 feet to a point of curvature;

          With a curve to the right having a central angel of  88
     23' 07", a radius of 10.00 feet, whose chord bears South  28
     23' 00" East, a chord distance of 13.94 feet to a point of reverse curvature in said westerly right-of-way line;

          Thence with said westerly right-of-way line with a curve to the left having a central angle of 12 03' 18", a radius of 1055.00 feet, whose chord bears South 9 46' 55" West, a chord distance of 221.56 feet to the true point of beginning and containing 2.012 acres of land, more or less.

          Subject, however to all legal rights-of-way and/or easements, if any, of previous record.

Bearings are based on the Ohio State Plane Coordinate System as per NAD 83. Control for bearing was from coordinates of monuments FRANK 64 and FRANK 164 established by the Franklin
County Engineering Department using Global Positioning System procedures and equipment.